Exhibit 99.1

NEWS RELEASE
Contacts:	Brian Feldott Director, Investor Relations bfeldott@newpark.com 281-362-6800

FOR IMMEDIATE RELEASE

NEWPARK RESOURCES ANNOUNCES NEW CREDIT AGREEMENT

THE WOODLANDS, TX – MAY 13, 2016 – Newpark Resources, Inc. (NYSE: NR) today announced that it has entered into a new credit agreement, which provides for a $90 million asset-based revolving credit facility (“ABL Facility”). The ABL Facility replaces the existing $150 million credit facility, which has been terminated. Borrowing availability under the ABL Facility is based on eligible receivables, inventory, and beginning in January 2017, composite mats in the rental fleet. The term of this new facility runs through March of 2020, subject to satisfactory settlement of our outstanding $161 million in Convertible Senior Notes, maturing in October 2017. The ABL Facility also includes an accordion feature, allowing for the expansion up to a maximum of $150 million. The bank group participating in the ABL Facility includes Bank of America, JP Morgan, First Tennessee Bank, and Credit Suisse.

Gregg Piontek, Newpark's Vice President and Chief Financial Officer, stated, “We are pleased to have the support of the bank group, particularly in this challenging time for our industry. The transition to an asset-based lending structure provides us with a greater level of assured access to additional liquidity through the cycle, while also strengthening our position to manage the 2017 maturity of our Senior Notes.”

For further information regarding the ABL Facility, please refer to the Company’s Current Report on Form 8-K, filed May 13, 2016 and the copy of the Credit Agreement filed as an exhibit to such Current Report.

Newpark Resources, Inc. is a worldwide provider of value-added drilling fluids systems and composite matting systems used in oilfield and other commercial markets. For more information, visit our website at www.newpark.com.

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act that are based on management's current expectations, estimates and projections. All statements that address expectations or projections about the future, including Newpark's strategy for growth, product development, market position, expected expenditures and financial results are forward-looking statements. Some of the forward-looking statements may be identified by words like "expects," "anticipates," "plans," "intends," "projects," "indicates," and similar expressions. These statements are not guarantees of future performance and involve a number of risks, uncertainties and assumptions. Many factors, including those discussed more fully elsewhere in this release and in documents filed with the Securities and Exchange Commission by Newpark, particularly its Annual Report on Form 10-K for the year ended December 31, 2015, as well as others, could cause results to differ materially from those expressed in, or implied by, these statements. These risk factors include, but are not limited to, risks related to the worldwide oil and natural gas industry, our customer concentration and reliance on the U.S. exploration and production market, the cost and continued availability of borrowed funds, our ability to complete the securitization of our new ABL Facility, our international operations, operating hazards present in the oil and natural gas industry, our ability to execute our business strategy and make successful business acquisitions and capital investments, the availability of raw materials and skilled personnel, our market competition, legal and regulatory matters, including environmental regulations, inherent limitations in insurance coverage, potential impairments of long-lived intangible assets, technological developments in our industry, our exposure to cybersecurity breaches or business system disruptions, and the impact of severe weather, particularly in the U.S. Gulf Coast. Newpark's filings with the Securities and Exchange Commission can be obtained at no charge at www.sec.gov, as well as through our website at www.newpark.com.